Exhibit 99.1

Cohu Reports First Quarter 2019 Results

●	Sales of $147.8 million on higher than anticipated recurring revenue

●	Gross margin of 36.8%; non-GAAP gross margin of 41.5%

●	Business model to benefit from accelerated integration synergies

POWAY, Calif., May 6, 2019 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2019 first quarter net sales of $147.8 million and GAAP loss of $22.9 million or $0.56 per share. Cohu also reported first quarter 2019 non-GAAP loss of $1.4 million or $0.03 per share. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2019	Q4 FY 2018	Q1 FY 2018

Net sales	$147.8	$170.6	$95.2
Income (loss)	$(22.9)	$(57.1)	$8.1
Income (loss) per share	$(0.56)	$(1.40)	$0.28

Non-GAAP Results (1)
(in millions, except per share amounts)	Q1 FY 2019	Q4 FY 2018	Q1 FY 2018

Income (loss)	$(1.4)	$10.0	$10.5
Income (loss) per share	$(0.03)	$0.24	$0.36

(1)	All amounts presented are from continuing operations.

Total cash and investments at the end of first quarter 2019 were $160.1 million.

“First quarter sales and gross margin were above guidance due to a ramp in recurring business,” said Cohu President and CEO Luis Müller. “Market conditions appear to have stabilized and we are forecasting some segments to start improving in the second quarter and continuing into the second half of the year. We are accelerating the integration of Xcerra, have begun to implement the restructuring of our German operation, and now project annual run-rate cost synergies of $40 million by the end of 2019, significantly advancing the timeframe for when the full synergy savings will positively impact the business.”

Cohu expects second quarter 2019 sales to be between $150 million and $160 million. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on July 26, 2019 to shareholders of record on June 14, 2019.

Conference Call Information:

The company will host a live conference call and webcast with slides to discuss first quarter 2019 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on May 6, 2019. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 6874566. Webcast access will be available on the Investor Information section of the company’s website at www.cohu.com.

The teleconference replay will be available through June 5, 2019. The replay dial-in number is 1-855-859-2056 (domestic) or +1-404-537-3406 (international) using pass code 6874566. The webcast replay will be available on the Company’s website through May 6, 2020 at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin, Income and Income (adjusted earnings) per share, Adjusted EBITDA, and Operating Expense that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of acquired intangible assets including favorable/unfavorable lease adjustments, restructuring costs, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, fair value adjustment to contingent consideration, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment and purchase accounting inventory step-up included in cost of sales. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding integration and cost synergy savings, timing and targets; design-wins; contactor sales growth; 5G opportunities; incremental sales opportunities; semiconductor market conditions in 2019, expected improvements and mid-term growth; Cohu’s second quarter 2019 sales forecast, guidance, non-GAAP operating expenses, gross margin, adjusted EBITDA and effective tax rate, and cash and shares outstanding; and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; geopolitical issues and trade wars; ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers and the late 2018 and early 2019 weakened demand in this market; ongoing weakness in Greater China market; rapid technological change; and significant risks associated with the Xcerra acquisition including but not limited to (i) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies and cost savings, (ii) the possibility that other anticipated benefits of the acquisition will not be realized, (iii) litigation relating to the acquisition that still could be instituted against Cohu and/or Xcerra, (iv) the possibility that restructuring charges will significantly exceed estimates, (v) the ability of Cohu or Xcerra to retain, attract and hire key personnel, (vi) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the acquisition, (vii) potential disruptions, expenses and lost revenue associated with the transition to direct sales in China and Taiwan; (viii) the discovery of liabilities or deficiencies associated with Xcerra that were not identified in advance, (ix) potential failures to maintain adequate internal controls over financial reporting given the significant increase in size, number of employees, global operations and complexity of Cohu’s business, (x) mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write off some or all of this goodwill and other intangibles, (xi) the adverse impact to Cohu’s operating results from interest expense on the financing debt, rising interest rates, and any restrictions on operations related to such debt, and (xii) continued availability of capital and financing and rating agency actions, and limited market access given our high debt levels. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.

Richard Yerganian, 781-467-5063

Vice President, Investor Relations

rich.yerganian@cohu.com

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 30,	March 31,
	2019 (1)	2018

Net sales	$147,809	$95,150
Cost and expenses:
Cost of sales (excludes amortization shown below) (2)	93,394	54,923
Research and development	22,733	11,775
Selling, general and administrative (3)	38,286	15,786
Amortization of purchased intangible assets	10,019	1,074
Restructuring charges	1,361	-
	165,793	83,558
Income (loss) from operations	(17,984)	11,592
Other (expense) income:
Interest expense	(5,507)	(11)
Interest income	222	247
Foreign transaction gain (loss) and other	218	(1,579)
Income (loss) from continuing operations before taxes	(23,051)	10,249
Income tax provision (benefit)	(200)	2,127
Income (loss) from continuing operations	(22,851)	8,122

Discontinued operations: (4)
Income from discontinued operations before taxes	189	-
Income tax provision	25	-
Income from discontinued operations	164	-
Net income (loss)	(22,687)	8,122
Net income (loss) attributable to noncontrolling interest	(44)	-
Net income (loss) attributable to Cohu	$(22,643)	$8,122

Income (loss) per share:
Basic:
Income (loss) from continuing operations before non-controlling interest	$(0.56)	$0.28
Income from discontinued operations	0.01	-
Net income (loss) attributable to noncontrolling interest	0.00	-
Net income (loss) attributable to Cohu	$(0.55)	$0.28

Diluted:
Income (loss) from continuing operations before non-controlling interest	$(0.56)	$0.28
Income from discontinued operations	0.01	-
Net income (loss) attributable to noncontrolling interest	0.00	-
Net income (loss) attributable to Cohu	$(0.55)	$0.28

Weighted average shares used in computing income (loss) per share: (5)
Basic	40,872	28,602
Diluted	40,872	29,531

(1)

The three- month periods ended March 30, 2019 and March 31, 2018 were both comprised of 13 weeks. The Company’s results for the three months ended March 30, 2019, include the results of Xcerra which was acquired on October 1, 2018.

(2)

In conjunction with the acquisition of Xcerra the Company assessed the need to realign its historical financial statement presentation and certain statement of operations classifications were reclassified to conform to current period presentation. The changes made were as follows:

●

Prior to the fourth quarter of 2018, amortization of intangibles previously were presented in cost of sales and SG&A. These amounts are now presented as a separate line item “Amortization of purchased intangible assets” within operating expenses. Amounts associated with purchased intangible assets that previously would have been included in cost of sales are $7.6 million for three-month period ended March 30, 2019. Amounts previously presented in cost of sales that have been reclassified to conform with the Company’s revised presentation for the three-month period ended March 31, 2018 are $0.7 million.

●

Historically, gains and losses associated with foreign currency translation and remeasurement were included within SG&A which resulted in fluctuations in expenses as foreign exchange rates change. These amounts are now being presented within foreign transaction gain (loss) and other as it will provide investors more insight into the Company’s operating expenses.

(3)	SG&A expense for the three-month periods ended March 30, 2019 and March 31, 2018 include Xcerra transaction costs totaling $0.2 million and $0.3 million, respectively.
(4)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of the fixtures business have been presented as discontinued operations.

(5)

For the three-month period ended March 30, 2019, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	March 30,	December 29,
	2019	2018
Assets:
Current assets:
Cash and investments	$160,086	$165,020
Accounts receivable	131,133	149,276
Inventories	130,744	139,314
Other current assets	18,761	27,888
Current assets of discontinued operations	4,122	3,741
Total current assets	444,846	485,239
Property, plant & equipment, net	71,792	74,332
Goodwill	239,270	242,127
Intangible assets, net	305,306	318,961
Other assets (1)	44,889	13,264
Noncurrent assets of discontinued operations	94	79
Total assets	$1,106,197	$1,134,002

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$3,160	$3,115
Current installments of long-term debt	3,422	3,672
Deferred profit	8,268	6,896
Other current liabilities	122,643	146,388
Current liabilities of discontinued operations	596	518
Other current liabilities	138,089	160,589
Long-term debt	342,632	346,041
Other noncurrent liabilities (1)	97,162	81,428
Cohu stockholders’ equity	528,670	546,243
Noncontrolling Interest	(356)	(299)
Total liabilities & stockholders’ equity	$1,106,197	$1,134,002

(1)

Cohu adopted ASU 2016-02, Leases (Topic 842), as of December 30, 2018. Adoption of the new standard resulted in the recording of additional net lease assets and lease liabilities of approximately $30.7 million and $29.9 million, respectively, as of December 30, 2018. We had previously recorded a sale and operating leaseback transaction in accordance with Topic 840 and as a result of the adoption of the new standard, recognized $10.2 million of deferred gain as an adjustment to retained earnings. In addition, we had previously recognized assets and liabilities related to a build-to-suit designation under Topic 840 and as a result of the adoption of the new standard, derecognized assets and liabilities of $0.5 million and $0.6 million, respectively, with the difference recorded as an adjustment to retained earnings. The difference between the additional lease assets and lease liabilities, net of the deferred tax impact, was recorded as an adjustment to retained earnings.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 30,	December 29,	March 31,
	2019 (1)	2018 (1)	2018
Income (loss) from operations - GAAP basis (a)	$(17,984)	$(59,151)	$11,592
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	125	138	121
Research and development (R&D)	638	619	349
Selling, general and administrative (SG&A)	2,930	3,799	1,199
	3,693	4,556	1,669
Amortization of purchased intangible assets (c)	10,019	14,080	1,074
Restructuring charges related to inventory adjustments in COS (d)	466	19,053	-
Restructuring charges (d):	1,361	18,704	-

Manufacturing and sales transition costs included in (e):
Cost of sales (COS)	235	-	-
Research and development	-	280	-
Selling, general and administrative	526	205	(13)
	761	485	(13)
Adjustment to contingent consideration included in SG&A (f)	-	-	(147)
Acquisition costs included in SG&A (g)	224	4,633	296
Inventory step-up included in COS (h)	6,038	14,782	-
PP&E step-up included in SG&A (i)	1,257	1,257	-
Reduction of indemnification receivable included in SG&A (j)	-	879	-
Income from operations - non-GAAP basis (k)	$5,835	$19,278	$14,471

Income (loss) from continuing operations - GAAP basis	$(22,851)	$(57,116)	$8,122
Non-GAAP adjustments (as scheduled above)	23,819	78,429	2,879
Tax effect of non-GAAP adjustments (l)	(2,358)	(11,302)	(501)
Income (loss) from continuing operations - non-GAAP basis	$(1,390)	$10,011	$10,500

GAAP income (loss) from continuing operations per share - diluted	$(0.56)	$(1.40)	$0.28

Non-GAAP income (loss) from continuing operations per share - diluted (m)	$(0.03)	$0.24	$0.36

(1) Includes operating results from Xcerra acquired on October 1, 2018

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration, adjustments for inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(12.2)%, (34.7)% and 12.2% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(i)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(j)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(k)	3.9%, 11.3% and 15.2% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The three months ended December 29, 2018 was computed using 41,241 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.  All other periods presented were computed using number of GAAP diluted shares outstanding for each period.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	March 30,	December 29,	March 31,
	2019 (1)	2018 (1)	2018

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization)(2)	$54,415	$41,919	$40,227
Non-GAAP adjustments to cost of sales (as scheduled above)	6,864	33,973	121
Gross profit - Non-GAAP basis	$61,279	$75,892	$40,348
Non-GAAP gross profit as a percentage of net sales	41.5%	44.5%	42.4%

Adjusted EBITDA Reconciliation
Net income (loss) attributable to Cohu - GAAP Basis	$(22,643)	$(56,754)	$8,122
Income from discontinued operations	(164)	(119)	-
Income tax provision	(200)	(6,266)	2,127
Interest expense	5,507	4,944	11
Interest income	(222)	(274)	(247)
Amortization	10,019	14,080	1,074
Depreciation	5,020	4,691	1,383
Other non-GAAP adjustments (as scheduled above)	12,406	63,092	1,805
Adjusted EBITDA	$9,723	$23,394	$14,275
Adjusted EBITDA as a percentage of net sales	6.6%	13.7%	15.0%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$72,399	$101,070	$28,635
Non-GAAP adjustments to operating expenses (as scheduled above)	(16,955)	(44,456)	(2,758)
Operating Expenses - Non-GAAP basis	$55,444	$56,614	$25,877

(1)	Includes operating results from Xcerra acquired on October 1, 2018
(2)	Excludes amortization of $7,641 for the three months ending March 30, 2019, $11,626 for the three months ending December 29, 2018 and $676 for the three months ended March 31, 2018.